NOTE PURCHASE AND ASSIGNMENT AGREEMENT
          This Note Purchase and Assignment Agreement
("Agreement") dated as of April 19, 1996 is made with respect to that certain Working Capital Term Note executed by Fruehauf Trailer Corporation ("Borrower"), a copy of which is attached hereto as Exhibit A (the "Term
Note"). Unless otherwise specified, all capitalized terms used herein without definition shall have the respective meanings given such terms in the Term Note.
CONGRESS FINANCIAL CORPORATION (CENTRAL) ("Assignor") and K-H Corporation ("Assignee") agree as follows:



   1.  Effective as of April 25, 1996 (the "Settlement
Date") Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, without recourse and without any representations or warranties (except as expressly set forth in Paragraph 3 below), all of Assignor's right, title and interest (the
"Assigned Interest") in and to all of Assignor's rights and obligations under the Term Note and all of the other documents listed on Annex I hereto (the "Assigned
Documents") as of the date hereof, and in each case, subject to the provisions of the Intercreditor Agreement and Subordination Agreement (both as defined below).

   2. Subject to the remaining provisions of this Paragraph, effective as of the Settlement Date, Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, without recourse and without any representations or warranties, all of Assignor's right, title and interest in and to all of Assignor's rights and obligations under that certain First Amended and Restated Intercreditor

Agreement dated as of May 1, 1995 (the "Intercreditor
Agreement") by and between Assignor and IBJ Schroder
Bank and Trust Company as indenture trustee and collateral agent (in both such capacities, the "Trustee"), but solely to the extent that such rights and obligations relate to the Term Note and not to the Revolving Loan Documents. Notwithstanding the foregoing, until the Senior Obligations (as defined in the Subordination Agreement) are Paid in Full (as defined in the Subordination Agreement), and all financing arrangements under the Congress Loan Documents
(as defined in the Subordination Agreement) have expired or been terminated, (a) Assignee shall not, and shall not be entitled to, exercise any rights, remedies, powers or privileges under the Intercreditor Agreement
(whether or not any of such rights, remedies, powers or privileges relate to or otherwise affect the Term Note or the other Assigned Documents), (b) Assignor shall be entitled in its sole discretion to exercise in good faith any and all rights, remedies, powers and privileges or to take any other action under the Intercreditor Agreement on behalf of itself and/or
Assignee, (and Assignee hereby irrevocably grants
Assignor a power of attorney to exercise in good faith any such rights, remedies, powers and privileges or to take any such other action on behalf of Assignee, which power of attorney shall be coupled with an interest), and Assignor shall have no obligation or liability
(whether contractual, fiduciary or otherwise, and whether now existing or hereafter arising) to Assignee in connection with any exercise of or failure to exercise in good faith any such rights, remedies, powers or privileges or any other action or omission taken in good faith under the Intercreditor Agreement or any of the Assigned Documents, (c) Assignee, in its capacity as holder of the Term Note, shall not contact or otherwise communicate with the Trustee or any Noteholders (as defined in the Intercreditor Agreement) without the prior consent of Assignor, which consent shall not be unreasonably withheld, (d) Assignee shall not be entitled to receive any payments or proceeds of Collateral (as defined in the Intercreditor Agreement) remitted under or in connection with the Intercreditor
Agreement and shall hold in trust and remit promptly to Assignor any such payments or Collateral proceeds received at any time by Assignee, and (e) promptly upon the request of Assignor, made in good faith, Assignee shall take any action or execute and deliver any agreements, instruments, lien releases, termination statements or other documents which, in Assignor's judgment, Assignee, as assignee of Assignor, is required to take or execute and deliver, as the case may be, under or in connection with the Intercreditor Agreement.

   3. Assignor (i) represents and warrants that it is the legal and beneficial owner of the Assigned Interest being assigned by it hereunder and that such Assigned
Interest is free and clear of any adverse claim (except that such Assigned Interest is subject to the provisions of the Intercreditor Agreement); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Assigned Documents or the Intercreditor Agreement or the execution, legality, validity, enforceability, genuineness, completeness, sufficiency or value of the Term Note or any other Assigned Documents or the collectability of the obligations thereunder or any other warranty and assumes no responsibility with respect to the financial condition of Borrower or any Obligor or the performance or observance by Borrower or any Obligor of any of their respective obligations under the Assigned Documents, the Intercreditor Agreement or any other instrument or document furnished pursuant thereto.

   4. Assignee (i) confirms that it has received a copy of the Assigned Documents, the Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Assigned Documents; and (iii) agrees that it will perform in accordance with their terms all of the obligations of Assignor under the Assigned
Documents, which obligations have been assumed by Assignee pursuant to this Assignment Agreement.

  5. Assignee acknowledges that it has received proper assignments of each of the Assigned Documents and that it shall be solely responsible for recording, at its own expense and in its sole discretion, any and all of the Assigned Documents. Assignor agrees that it shall execute such additional assignments as Assignee may reasonably request.

  6. Assignor and Assignee hereby appoint each other as their respective agent for purposes of perfecting any of their respective liens on Collateral which may at any time come into their respective control or possession.
Notwithstanding anything to the contrary in the Assigned
Documents, Assignee hereby agrees that Assignor shall remain named as the loss payee on behalf of both
Assignee and Assignor on any insurance policies that currently name Assignor as loss payee with respect to the Collateral, and that Assignor shall, as between Assignor and Assignee, have the sole authority to and be entitled to enter into on behalf of itself and on behalf of Assignee any settlements with any insurers issuing such policies, and that Assignor shall have any and all right to receive and retain any proceeds of any such insurance policies until the Senior Obligations have been Paid in Full (as such terms are defined in the Subordination Agreement).

  7. This Agreement shall become effective on the date that the parties hereto execute and deliver a Subordination Agreement substantially in the form attached hereto as Exhibit B ("Subordination
Agreement").

  8. Assignee hereby agrees that if, at any time after the date of this Agreement, Congress executes waivers and/or consents or deems Borrower or any Obligor to be in compliance with respect to one or more provisions of any or all of the Revolving Loan Documents (except to the extent such provisions govern payment obligations to Assignor), then Assignee will be deemed to have waived and/or consented to the same extent under the corresponding provision or provisions of the applicable
Term Loan Financing Agreement(s) (except to the extent such provisions govern payment obligations to Assignee).
Assignee further agrees to execute such corresponding written waivers or consents as Assignor may reasonably request.

  9. Following the Settlement Date, Assignee shall, within three (3) business days of receipt from Borrower, convey to Assignor any and all financial information and projections received from Borrower pursuant to Section
2.8 of the Term Note.  Following the Settlement Date,
Assignor shall, upon request by Assignee,  notify
Assignee as to the amount of Excess Availability calculated by Assignor as of the requested date.

 10. From and after the Settlement Date, Borrower shall make all payments under the Term Note (including, without limitation, all payments of principal and interest and expenses (if applicable) with respect thereto) to Assignee. On the Settlement Date, the Borrower shall pay Assignor all accrued and unpaid interest in respect of the Term Note through and including the Settlement Date, and Assignee shall pay to Assignor the sum of $5,500,000 against delivery to Assignee of the Term Note endorsed to the order of Assignee.

  11. Assignor may charge the revolving loan account of Borrower for interest accruing on the Term Note for the period ending on the Settlement Date. After the Settlement Date, to the extent that Assignee receives interest payments from Borrower on account of the Term
Loan Obligations, simultaneously with such interest payment by Borrower to Assignee, Assignor shall be entitled to receive from Assignee a payment of one half percent (1/2%) of the outstanding principal amount of Term Loan Obligations owing under the Term Note during the period for which such interest payment was made
("Additional Purchase Price"). Upon receipt by Assignee of any interest payment by Borrower on account of the Term Loan Obligations, Assignee shall promptly remit to Assignor the corresponding amount of Additional Purchase
Price due to Assignor pursuant to this Paragraph 11.

  12. Assignee's agreement to purchase the Term Note is part of Borrower's plan to increase its liquidity.
Another part of such plan is the sale, in one or more related transactions, by Borrower of Fruehauf
International Limited (the "Sale") under circumstances where Borrower would be entitled to retain a larger portion of the sale proceeds than are permitted under the terms of the Indenture, dated as of May 1, 1995, between Borrower and IBJ Schroder Bank & Trust Company, as trustee (the "Indenture"). In recognition of this plan, Assignor hereby agrees to issue a Limited Waiver in the form attached hereto as Exhibit C.

  13. Notwithstanding anything to the contrary contained herein, Assignee shall not be obligated to purchase and assume the Assigned Interest unless and until the conditions precedent set forth in the letter agreement between Borrower and Assignee dated April 19, 1996 have been satisfied and/or waived and the other transactions set forth in such letter which are to occur concurrent with such purchase have occurred. In addition, in the event that the purchase and assumption of the Assigned Interest does not occur on or prior to April 29, 1996, Borrower shall pay to Assignor an agent working payment of $ 25,000 and a $ 50,000 group working payment (each of which payments, if payable in accordance with the terms hereof, shall be fully earned and payable as of the close of business on April 29,
1996).

  14.   THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO CONFLICTS OF LAWS PRINCIPLES.

          IN WITNESS WHEREOF, the parties have
hereunto set their hands as of the day and year first written above.


CONGRESS FINANCIAL CORPORATION (CENTRAL)


By: /s/ Thomas C. Lannon
   ----------------------


Address for Notices:

100 South Wacker Drive
Suite 1940
Chicago, IL  60606

Attn:                     or
       William Bloom



K-H CORPORATION


By: /s/ Fred J. Chapman
    ---------------------
    Treasurer


Address for Notices:

c/o Treasurer
672 Delaware Avenue
Buffalo, New York 14209

          Fruehauf Trailer Corporation hereby accepts, and acknowledges receipt of a copy of, the foregoing
Note Purchase and Assignment Agreement (the "Assignment
Agreement") as of April 19, 1996, and agrees to be bound by its terms, and without limiting the generality of the foregoing, agrees that from and after the Settlement
Date (as such term is defined in the Assignment
Agreement), Assignor shall have no obligations or liabilities under the Assigned Documents (as such term is defined in the Assignment Agreement) and that all payments (except for interest accruing on or before the Settlement Date) made by Borrower pursuant to the Assigned Documents after the Settlement Date shall be made to Assignee (as such term is defined in the Assignment Agreement).

                         FRUEHAUF TRAILER CORPORATION


                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Its: Executive Vice President

    ANNEX I TO NOTE PURCHASE AND ASSIGNMENT AGREEMENT

      Additional Term Loan Financing Agreements



1. Working Capital Term Note by Fruehauf and accepted by Congress

2. Note Purchase and Assignment Agreement by and between Congress and K-H Corporation ("K-H") and accepted by Fruehauf

3. Subordination Agreement by and between Congress and K-H and acknowledged by Fruehauf and its subsidiaries

4.  Assignment Agreement by K-H and accepted by Congress

5. Pledge Agreement executed by Fruehauf in favor of Congress, together with the following Schedules attached thereto:

               Schedule I -- Pledged Stock (none)
               Schedule II -- Pledged Notes

6.  Pledge Agreement executed by Maryland Shipbuilding &
Drydock Company in favor of Congress, together with the following Schedules attached thereto:

               Schedule I -- Pledged Stock
               Schedule II -- Pledged Notes

7.  Pledge Agreement executed by Jacksonville Shipyards,
Inc. in favor of Congress, together with the following
Schedules attached thereto:

               Schedule I -- Pledged Stock
               Schedule II -- Pledged Notes

8.  Pledge Agreement executed by Fruehauf International
Limited in favor of Congress, together with the following Schedules attached thereto:

               Schedule I -- Pledged Stock
               Schedule II -- Pledged Notes

9.  Guarantee in favor of Congress executed by:

     a.  FGR, Inc.
     b.  Fruehauf Corporation
     c.  Maryland Shipbuilding & Drydock Company
     d.  The Mercer Co.
     e.  Fruehauf International Limited
     f.  Deutsche-Fruehauf Holding Corporation
     g.  Jacksonville Shipyards, Inc.
     h.  M.J. Holdings, Inc.

10. Trademark Security Agreement executed by Fruehauf in favor of Congress

11. Patent Collateral Assignment executed by Fruehauf in favor of Congress

12. Copyright Security Agreement executed by Fruehauf in favor of Congress

13. Guarantor General Security Agreement executed by each of the Subsidiaries named below in favor of Congress, together with the following Schedules attached thereto:

          Schedule 4.1 -- Subsidiaries
          Schedule 4.3 -- Collateral Locations
          Schedule 4.4 -- Priority of Liens
          Schedule 4.6 -- Litigation
          Schedule 5.9 -- Indebtedness
          Schedule 5.10 -- Loans, Investments,
                               Guaranties

              a.  FGR, Inc.
              b.  Fruehauf Corporation
              c.  Maryland Shipbuilding & Drydock
                    Company
              d.  The Mercer Co.
              e.  Fruehauf International Limited
              f.  Deutsche-Fruehauf Holding Corporation
              g.  Jacksonville Shipyards, Inc.
              h.  M.J. Holdings, Inc.

14. Mortgages/Deeds of Trust by and between Fruehauf and Congress in favor of Congress for each of the properties listed on Annex I-A attached hereto

15. UCC-1 Financing Statements filed against Fruehauf in favor of Congress with the offices of the Secretaries of State and County Clerks (or equivalent) listed on Annex I-B attached hereto

16. UCC Fixture Filings filed against Fruehauf in favor of Congress with the offices of the County Clerks (or equivalent) listed on Annex I-A attached hereto

               Annex I-A

Morgan County, Alabama
Morgan County, Alabama
Maricopa County, Arizona
Pulaski County, Arkansas
Fresno County, California
San Bernardino, California <F1><F2>
Yolo County, California
Denver County, Colorado
Dade County, Florida
DeKalb County, Georgia
Lee County, Iowa
Polk County, Iowa
Caddo Parish, Louisiana
Independent City of St. Louis
Yellowstone County, Montana
Hudson County, New Jersey <F1><F2>
Bernalillo County, New Mexico
Davidson County, North Carolina
Mecklenberg County, North Carolina
Allen County, Ohio
Franklin County, Ohio
Pike County, Ohio
Multnomah County, Oregon
Allegheny County, Pennsylvania
Lackawanna County, Pennsylvania
Dauphin County, Pennsylvania <F1><F2>
Philadelphia County, Pennsylvania
Spartanburg County, South Carolina
Shelby County, Tennessee
Bexar County, Texas
Dallas County, Texas
Harris County, Texas
Lubbock County, Texas <F1><F2>
Tarrant County, Texas <F1><F2>
Botetourt County, Virginia
Independent City of Richmond, Virginia
King County, Washington
Spokane County, Washington
Kanawha County, West Virginia



<F1>  mortgage/deed of trust was terminated, so one will
not be prepared for this property
<F2>  fixture filing was terminated, so one will not be
prepared for this property

               Annex I-B

Alabama Secretary of State
Arizona Secretary of State
Arkansas Secretary of State
Pulaski County, Arkansas
California Secretary of State
Colorado Secretary of State
Florida Secretary of State
DeKalb County, Georgia
Fulton County, Georgia
Indiana Secretary of State
Iowa Secretary of State
Parish of Caddo, Louisiana
Parish of Bossier, Louisiana
Michigan Secretary of State
Minnesota Secretary of State
Missouri Secretary of State
Independent City of St. Louis, Missouri
St. Louis County, Missouri
Montana Secretary of State
Nebraska Secretary of State
New Jersey Secretary of State
New Mexico Secretary of State
North Carolina Secretary of State
Mecklenburg County, North Carolina
Ohio Secretary of State
Allen County, Ohio
Delaware County, Ohio
Fairfield County, Ohio
Franklin County, Ohio
Pike County, Ohio
Van Wert County, Ohio
Oklahoma County, Oklahoma
Oregon Secretary of State
Pennsylvania Secretary of State
Allegheny County, Pennsylvania
Dauphin County, Pennsylvania
Fayette County, Pennsylvania
Indiana County, Pennsylvania
Lackawanna County, Pennsylvania
Philadelphia County, Pennsylvania
South Carolina Secretary of State
Tennessee Secretary of State
Texas Secretary of State
Virginia Secretary of State
Independent City of Richmond, Virginia
Independent City of Roanoke, Virginia
Washington Department of Licensing
West Virginia Secretary of State
Wisconsin Secretary of State